___________________________________________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2011

VICAN RESOURCES, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-107179 & 000-51210	980380519
(State of Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

6600 Decarie Blvd., Suite 220
Montreal, Quebec	H3X 2K4
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (514) 737-7277

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-k filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 15, 2011, the Board of Directors expanded the number of directorships to three and appointed Cyrus Boga to fill the vacancy created by the expansion. A summary of Mr. Boga’s background and experience is as follows:

Cyrus Boga. Mr. Boga, age 44, was previously the President of the Company from July 2009 to April 2011 and was a member of the Board of Directors of the Company from October 2008 to April 2011. Since February 2003, he has been the managing member of Poseidon Partners, LLC, a Texas-based company that purchases, rehabilitates and stabilizes distressed multifamily properties in Texas. Since 2007, he has served as President of Creekstone Equity Management, Inc., a Houston-based property management company. From 2005 to 2007, Mr. Boga was the President of Armil Properties, LLC, a Houston-based property management company. Mr. Boga has been involved in a variety of commercial roles involving multifamily properties, including property management, finance and marketing. His earlier experience included corporate finance and equity research at various investment banks, including Merrill Lynch and Bear Stearns. Mr. Boga holds dual M.A. Degrees in International Economics and International Relations from the Paul H. Nitze School of Advanced International Studies of Johns Hopkins University, and completed PhD coursework at Yale University.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vican Resources, Inc.

Date: December 15, 2011	By:	/s/ Corey Safran
Corey Safran Secretary